EXHIBIT 99.1

                 EASTON BANCORP, INC. CERTIFICATION OF PRINCIPAL
                EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER


  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
                           Pursuant to 18 U.S.C. 1350
                 (Section 906 of the Sarbanes-Oxley Act of 2002)


     We, the undersigned, certify that to the best of our knowledge, based upon a review of the registrant's Annual Report on Form 10-KSB for the period ended December 31, 2002 (the "Report"):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

                                           EASTON BANCORP, INC.
                                           -------------------------------------
                                           (Registrant)



Date:   March 21, 2003                     By: /s/ R. Michael S. Menzies, Sr.
     --------------------                      ---------------------------------
                                                   R. Michael S. Menzies, Sr.
                                                   President
                                                   (Principal Executive Officer)



Date:   March 21, 2003                     By: /s/ Pamela A. Mussenden
     --------------------                      ---------------------------------
                                                   Pamela A. Mussenden
                                                   Assistant Treasurer
                                                   (Principal Financial Officer)


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